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                                                                    EXHIBIT 23.5

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated March 19, 1996, with respect to the financial statements of Lehi Independent Power Associates, L.C. in the Registration Statement (Form SB-2 No.333-04612) and related Prospectuses of U.S. Energy Systems, Inc.




                                /s/ Traveller Winn & Mower, PC


Salt Lake City, Utah
November 25, 1996